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                                                    Exhibit 23(a)


                 INDEPENDENT'S AUDITORS' CONSENT



The Board of Directors
Insituform Mid-America, Inc.




We consent to the incorporation by reference in the Current Report on Form 8-K dated October 25, 1995, in Registration Statement No. 33-00002 on Form S-8, Registration Statement No. 33-42543 on Form S-8, Registration Statement No. 33-14851 on Form S-3, Registration Statement No. 33-55988 on Form S-8, Registration Statement No. 33-82486 on Form S-8 and Registration Statement No. 33-82488 on Form S-8, of Insituform Technologies, Inc. of our report dated November 15, 1994 related to the consolidated balance sheets of Insituform Mid-America, Inc. and subsidiaries as of September 30, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1994, which report appears in the Joint Proxy Statement/Prospectus included in Registration Statement No. 33-62677 on Form S-4 of Insituform Technologies, Inc.



KPMG Peat Marwick LLP

s/KPMG Peat Marwick LLP

St. Louis, Missouri
October 31, 1995